Exhibit 99.1

PRESS RELEASE
FOR ADDITIONAL INFORMATION: Investor Relations Heather Kos +1 844-632-1060 IR@univar.com Media Relations Dwayne Roark +1 331-777-6031 mediarelations@univar.com

Univar Solutions Announces Closing of Sale of Environmental Sciences Business to AEA Investors

DOWNERS GROVE, Ill. and NEW YORK, — January 6, 2020 — Univar Solutions Inc. (NYSE: UNVR) (“Univar Solutions” or the “Company”), a global chemical and ingredient distributor and provider of value-added services, and AEA Investors (“AEA”), a leading global private investment firm, today announced that they have closed on the sale of Univar Solutions’ Environmental Sciences business to affiliates of AEA for $195 million. In line with its previously stated commitment, the Company will use the net proceeds from the transaction to pay down its existing term loan debt balance.

David Jukes, Univar Solutions president and chief executive officer said, “We are pleased to have completed this transaction as we continue to intensify our strategic focus on our core chemical and ingredient distribution businesses. We’re confident that AEA is the right partner to position Environmental Sciences for continued growth and industry leadership in pest management product distribution.”

Headquartered in Austin, Texas, the Environmental Sciences business is a premier pest management business serving customers in the U.S., Canada, and Mexico directly through approximately 250+ sales and service professionals and 70 ProCenters and in Latin America and the Caribbean through a network of authorized dealer partners. The business serves the expanding markets for pest control (including structural pest, public health, wildlife, vegetation management, and turf & ornamental) with unparalleled products and services, as well as educational and technology resources, including PestWeb.com, a best-in-class online resource for pest management professionals.

Advisors

For Univar Solutions, Piper Jaffray & Co. served as financial advisor, and Stinson LLP served as legal counsel. For AEA, Fried, Frank, Harris, Shriver & Jacobson LLP served as legal counsel.

About Univar Solutions

Univar Solutions (NYSE: UNVR) is a leading global chemical and ingredient distributor and provider of value-added services to customers across a wide range of industries. With the industry’s largest private transportation fleet and North American sales force, a vast supplier network, deep market and regulatory knowledge, world-class formulation and recipe development, unparalleled logistics know-how, and industry-leading digital tools, Univar Solutions is a committed ally to customers and suppliers, helping them anticipate, navigate, and leverage meaningful growth opportunities. Learn more at www.univarsolutions.com.

About AEA

AEA Investors LP was founded in 1968 by the Rockefeller, Mellon and Harriman family interests and S.G. Warburg & Co. as a private investment vehicle for a select group of industrial family offices with substantial assets. AEA has an extraordinary global network built over many years which includes leading industrial families, business executives and leaders; many of whom invest with AEA as active individual investors (“Participants”) and/or join its portfolio company boards or act in other advisory roles. Today, AEA’s approximately 80 investment professionals operate globally with offices in New York, Connecticut, London, Munich and Shanghai. The firm manages funds that have approximately $15 billion of invested and committed capital including the leveraged buyouts of middle market companies and small business companies and mezzanine and senior debt investments. AEA Private Equity invests across three sectors: value added industrials, consumer, and services. The AEA Small Business Private Equity team is a strategy within AEA that currently manages over $1.5 billion of invested and committed capital. The small business team seeks to help grow and transform companies at the lower end of the middle market by sponsoring growing companies with proven management teams and superior business models.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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